UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       December 15, 2000
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.

              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000

              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events.

     Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Declares Increased Annual Dividend." The record and payment date are set forth in the press release. The press release is attached as Exhibit A hereto and incorporated herein by reference.


Item 7.           Exhibits

    (c)           Exhibits

    Exhibit                         Description

       A                            Press release of the Company dated
                                    December 15, 2000

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    December 15, 2000                    By:   /s/  George D. Shadid
         ---------------------                      ---------------------
                                                    George D. Shadid
                                                    Executive Vice President and
                                                    Chief Financial Officer

                                                           FOR IMMEDIATE RELEASE

Contact: Carol DiRaimo,
         Director of Investor Relations
         (913) 967-4109


                        APPLEBEE'S INTERNATIONAL DECLARES
                            INCREASED ANNUAL DIVIDEND

Overland Park, Kan., Dec. 15, 2000 -- Applebee's International, Inc. (Nasdaq:APPB) has declared an annual dividend of 11 cents per share. The dividend is payable January 29, 2001, to shareholders of record as of December 29, 2000. This is the company's eleventh consecutive annual dividend and represents an increase of 10 percent over last year's dividend of 10 cents per share.

Applebee's International, Inc., headquartered in Overland Park, Kan., currently develops, franchises and operates restaurants under the Applebee's Neighborhood Grill and Bar brand, the largest casual dining concept in the world. There are currently 1,281 Applebee's restaurants operating system-wide in 49 states and eight international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).


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